SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

June 25, 2003 (June 25, 2003)

Date of Report (Date of earliest event reported)

WESTAR ENERGY, INC.

(Exact name of registrant as specified in its charter)

Kansas	1-3523	48-0290150
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

818 South Kansas Avenue, Topeka, Kansas 66612

(Address of principal executive offices)

(785) 575-6300

(Registrant’s telephone number, including area code)

WESTAR ENERGY, INC.

Item 5.	Other Events

On June 25, 2003, Mollie Hale Carter and Arthur B. Krause were appointed to our Board of Directors and Larry D. Irick resigned from our Board of Directors. Mr. Irick’s resignation is not because of a disagreement with us on any matter relating to our operations, policies or practices. A copy of our related press release is attached to this report.

Item 7.	Financial Statements and Exhibits

(c) Exhibits

Exhibit 99.1– Press release dated June 25, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WESTAR ENERGY, INC

Date: June 25, 2003	By:	/S/ MARK A. RUELLE
Mark A. Ruelle, Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	Press Release dated June 25, 2003